Exhibit 10.0

                          CONSULTING SERVICES AGREEMENT


     This Consulting Services Agreement ("Agreement") effective October 1, 2005, is made by and between Huttner Holdings, Inc. ("Consultant"), whose address is 651 Bering Drive, Suite 2002, Houston, Texas 77057 and Kurrant Food Enterprises, Inc. ("Company"), having its principal place of business at 3029 So. Cherry Way, Denver, Colorado 80222 collectively, the "Parties". This Agreement supersedes and replaces any prior Agreements in place between the Parties.

     WHEREAS, Company is a private corporation and desires to become a public company;

     WHEREAS, Consultant has background in the area of public company formation, business consulting, business development, outside accounting and legal services; and WHEREAS, Company desires to engage Consultant to provide consulting services to Company in Consultant's area of knowledge and expertise on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration for those services Consultant provides to Company, the Parties agree as follows:

1.   Services of Consultant

     Consultant agrees to perform for Company all necessary services required in providing general business strategic consulting and management advisory services for Company.

2.   Consideration

     Company agrees to pay Consultant, as its fee and as consideration for services provided, $750.00 per month paid on the first of each month.


3.   Expenses

     Company agrees to reimburse Consultant for all reasonable out of pocket expenses.


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4.   Confidentiality

     Each Party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

5.   Late Payment

     Company shall pay to Consultant all fees within 10 days of the due date.

6.   Indemnification

     6a.  Company
          Company agrees to indemnify, defend, and hold harmless Consultant, its directors, officers, employees, attorneys, and agents, and to defend any action brought against said parties with respect to any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys' fees, arising out of work performed under this Agreement, including breach of Company of this Agreement, unless caused by the grossly negligent actions of Consultant.

     6b.  Consultant
          Consultant agrees to indemnify, defend, and shall hold harmless Company, its directors, officers, employees, attorneys, and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

     6c.  Notice

          In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

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7.   Limitation of Liability

     Unless Consultant is found to be grossly negligent Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to C ompany for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed 100% of the cash value of the monthly fee paid by Company to Consultant for the specific service provided that is in question.

8.   Termination and Renewal

     (a) Term

          This Agreement shall become effective on October 1, 2005 and terminate in eighteen months or by mutual agreement of both parties.

     (b) Termination

          Either Party may terminate this Agreement if the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

     (c) Termination and Payment

          Consultant shall have the right to terminate this agreement with 90 days notice during its term. Upon any termination or expiration of this Agreement, Company shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. Upon such termination, Consultant shall provide and deliver to Company any and all outstanding services due through the effective termination date of this Agreement.

9.   Miscellaneous

     (a) Independent Contractor

          This Agreement establishes an "independent contractor" relationship between Consultant and Company.

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     (b) Rights Cumulative; Waivers

          The rights of each of the Parties under this Agreement are cumulative. The rights of each of the Parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.


     (c) Benefit; Successors Bound

          This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

     (d) Entire Agreement

          This Agreement contains the entire Agreement between the Parties with respect to the subject matter hereof. There are no promises, Agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

     (e) Assignment

          Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either Party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void. Consultant shall assign such individuals under his direct supervision solely as he deems necessary to assist in discharging his duties under this agreement.

     (f) Amendment

          Only an instrument in writing executed by all the Parties hereto may amend this Agreement.

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     (g) Severability

          Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.


     (h) Section Headings

          The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (i) Construction

          Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

     (j) Further Assurances

          In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

     (k) Notices

          Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

         To Company:

         Kurrant Food Enterprises, Inc.
         3029 So. Cherry Way
         Denver, Colorado 80222
         303-349-9616
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         To Consultant:

         Frederick Huttner
         Huttner Holdings, Inc.
         651 Bering Drive, Ste. 2002
         Houston, TX  77057
         713-825-9221


     (l) Arbitration Clause

          All disputes, claims, and/or requests for specific contractual performance, or other equitable relief, or damages or any other matters in question between the parties arising out of this agreement shall be submitted for arbitration, solely. Demand shall be submitted for arbitration, solely. Demand shall be made to the American Arbitration Association and shall be conducted in Houston, Texas by a one-person arbitrator, unless the parties mutually agree otherwise. Arbitration shall be in accordance with the commercial rules of the American Arbitration Association. The Award of the Arbitrator shall be final and judgment may be entered upon it in any court having jurisdiction thereof, and the prevailing party shall be entitled to costs and reasonable attorney's fees arising out of such arbitration.

     (m) Governing Law

          This Agreement shall be governed by the interpreted in accordance with the laws of the State of Texas without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions.

     (n) Consents

          The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

     (o) Survival of Provisions

          The provision(s) contained in this Agreement shall survive the termination of this Agreement for one year from date of termination.

     (p) Execution in Counterparts

          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

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     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

Kurrant Food Enterprises, Inc.


/s/ Christopher Bell
--------------------
BY: Christopher Bell
ITS: CEO

Consultant


/s/ Frederick A. Huttner
------------------------
BY: Frederick A. Huttner
ITS: President

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